Exhibit 99.3

XCF Global

FOCUS IMPACT
— BH3 ACQUISITION CO —



SAFX[1]

(1) XCF and Focus Impact BH3 Acquisition Company have entered into a definitive Business Combination Agreement that is expected to result in XCF becoming a publicly listed company on Nasdaq with ticker symbol "SAFX"

PIONEERING THE FRONTIER OF SUSTAINABLE AVIATION FUEL

SAF MARKET OVERVIEW

In 2022, aviation accounted for 2% of global energy-related CO2 emissions and has grown faster in recent decades than rail, road or shipping. To achieve its net carbon emission targets by 2050, the global aviation industry **relies on a massive ramp up in production** of sustainable aviation fuel (SAF).

The aviation sector is actively pursuing decarbonization through top-down emissions reduction policies. In alignment with targets set by the International Air Transport Association (IATA), numerous major US airlines are establishing SAF targets to facilitate vital capital investments for production. Over 43 airlines have pledged to utilize ~16.25 billion liters (13Mt) of SAF by 2030, with further agreements being announced regularly. This represents airlines SAF uptake levels rising from 5% to 30% by 2030, most of them committing to 10% SAF use.

The Third Conference on Aviation Alternative Fuels (CAAF/3) hosted by the International Civil Aviation Organization (ICAO) agreed to a global framework to promote SAF production in all geographies for fuels used in international aviation to be 5% less carbon intensive by 2030.

SAF: Industry Evolution Estimates

450K Flights
2016: 500 flights
2025: 2 million flights

33M+ Gallons / Year
2016: 2M gallons
2025: 1.3B gallons

38 Countries with SAF Policies
2016: 2 countries
2025: Potential global agreement

70% Average CO_2 Reduction
2016: ~60%
2025: ~80%

$17B in Forward Purchase
2016: $2.5 billion
2025: >$30 billion

7 Technical Pathways
2016: 4 pathways
2025: 11 pathways

International Civil Aviation Organization CAAF/3 Outcomes

Global Vision (through SAF and LCAF[2])

CO_2 ↓ **5%** Decrease in net CO_2 emissions targeted by 2030

In Perspective

682Mt of CO_2
Expected to be **produced** by international flights in 2030

-34Mt of CO_2
Should be **reduced** through SAF:
Equivalent to ~14 Mt SAF

43+ Airlines
Globally have voluntary SAF commitments or agreements

~13Mt of SAF use by 2030

Backed by a global policy framework to support SAF production

(2) Lower Carbon Aviation Fuels

Sustainable Aviation Fuel Grand Challenge

Office of Energy and Efficiency & Renewable Energy

The SAF Grand Challenge is the result of DOE, DOT and USDA launching a government-wide MOU that will attempt to reduce the cost, enhance the sustainability and **expand the production and use of SAF.**

The SAF Grand Challenge and the increased production of SAF will play a critical role in a broader set of actions by the United States government and the private sector to reduce the aviation sector's emissions in a manner consistent with the goal of net-zero emissions for the U.S. economy, and to put the aviation sector on a pathway to full decarbonization by 2050.

Near-Term Goal
3B+ Gallons of SAF Production / Year
Inspired by SAF Grand Challenge by 2030

Long-Term Goal
35B Gallons of SAF Production / Year
Inspired by SAF Grand Challenge by 2050

XCF GLOBAL AT A GLANCE

XCF Global intends to be a leading producer of sustainable aviation fuel in North America.

Our Mission

Scale and operate clean fuel production facilities engineered to the highest levels of compliance, reliability and quality to produce sustainable aviation fuel and other biofuels.

38M Gallons of Annualized SAF Production Capacity

159M[3] Gallons of Annual SAF Production Capacity in **2028**

Site 1 – New Rise Reno – Reno, NV
- Long term agreement with Phillips 66
  - Provide non-food feedstock
  - Offtake of renewable fuels
- On-site rail and trucking lines
- Patent pending design

Site 2 – New Rise Reno 2 – Reno, NV
- Adjacent site ready to be developed for SAF production
- Cost efficiencies due to shared infrastructure

Sites 3 & 4 – Wilson, NC and Ft. Myers, FL
- Full conversion to SAF production
- Projected to come online 2028

(3) Contingent upon completion of New Rise Reno 2, expected in 2027, and the full conversion of the Wilson, NC and Ft. Myers, FL facilities by 2028

VISIT US AT XCF.GLOBAL

For more information about partnering with XCF Global, SAF offtake agreements or other partnerships that work towards transforming the aviation industry and accelerating the energy transition, please contact XCF.

Mihir Dange, CEO
m.dange@xcf.global

Simon Oxley, CFO
s.oxley@xcf.global
832-833-0467

DISCLAIMER  This presentation and any accompanying oral presentation (this “Presentation”) is provided for information purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Focus Impact BH3 Acquisition Company (“Focus Impact”) and XCF Global Capital, Inc. (“XCF” or the “Company”) and the related transactions (the “Business Combination") and for no other purpose. This Presentation supersedes and replaces all previous oral or written communications relating to the subject matter hereof. Information disclosed in this Presentation is current as of the date of publication of this Presentation, and neither XCF nor Focus Impact undertakes or agrees to update this Presentation after the date hereof.  Certain information included herein describes or assumes the terms that are or will be included in the agreements between the parties to the Business Combination. Such agreements and terms are subject to change. The consummation of the Business Combination is also subject to other various risks and contingencies, including customary closing conditions. There can be no assurance that the Business Combination will be consummated on the terms summarized herein or otherwise. As such, the subject matter of this Presentation is evolving and is subject to further change by Focus Impact and XCF in their joint and absolute discretion.  Neither the U.S. Securities and Exchange Commission (the "SEC") nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Business Combination described herein or determined that this Presentation is truthful or complete. No representations or warranties, express or implied, are given in, or in respect of, this Presentation, and no person may rely on any of the information or projections contained herein. To the fullest extent permitted by law, in no circumstances will Focus Impact, XCF, any placement agent or any of their respective subsidiaries, stockholders, affiliates, representatives, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or any opinions communicated in relation thereto or otherwise arising in connection therewith.  FORWARD-LOOKING STATEMENTS  This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, Focus Impact’s and XCF’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Focus Impact and its management, and XCF and its management, as the case may be, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) the amount of redemptions by Focus Impact’s public stockholders in connection with the Business Combination; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with respect to the Business Combination or with regard to the Company’ s offtake arrangements; (4) the outcome of any legal proceedings that may be instituted against Focus Impact, XCF, the combined company or others; (5) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination; (6) changes to the proposed structure of the proposed transactions that may be required or appropriate as a result of applicable laws or regulations; (7) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (8) the ability of XCF to integrate the operations of New Rise and implement its business plan on its anticipated timeline; (9) the risk that the proposed transactions disrupt current plans and operations of Focus Impact or XCF as a result of the announcement and consummation of the proposed transactions; (10) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (11) costs related to the proposed transactions; (12) changes in applicable laws or regulations; (13) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (14) the possibility that Focus Impact, XCF or the combined company may be adversely affected by other economic, business, and/or competitive factors; (15) the availability of tax credits and other federal, state or local government support; (16) risks relating to XCF’s and New Rise’s key intellectual property rights; and (17) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the final prospectus relating to the initial public offering of Focus Impact BH3 Acquisition Company, dated October 4, 2021, and other filings with the SEC, including the registration statement on Form S-4, as amended, initially filed with the SEC by NewCo on July 31, 2024 (the “Registration Statement”). If any of the risks actually occur, either alone or in combination with other events or circumstances, or Focus Impact’s or XCF’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Focus Impact or XCF does not presently know or that it currently believes are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Focus Impact’s or XCF’s expectations, plans or forecasts of future events and views as of the date of this Presentation. These forward-looking statements should not be relied upon as representing Focus Impact’s or XCF’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. While Focus Impact or XCF may elect to update these forward-looking statements at some point in the future, Focus Impact and XCF specifically disclaim any obligation to do so.  Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither XCF nor Focus Impact has independently verified the data contained from these sources and cannot assure you of the data’s accuracy or completeness. Such data is subject to change. Recipients of this Presentation should not consider its contents, or any prior or subsequent communications from or with XCF or Focus Impact or their respective representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of XCF or Focus Impact. Recipients of this Presentation should each consult their own legal adviser, independent financial adviser or tax adviser for legal, financial or tax advice, make their own evaluation of XCF and Focus Impact and of the relevance and adequacy of the information and make such other investigations as they deem necessary.  Some of the data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made or within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. XCF and Focus Impact assume no obligation to update the information in this Presentation.  Investments in any securities described herein have not been approved or disapproved by the SEC or any other regulatory authority, nor has the SEC or any other regulatory authority passed upon or endorsed the merits of the Business Combination or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.  Use of Projections  This Presentation contains financial forecasts with respect to XCF’s projected financial results for certain future periods. Neither XCF’s nor Focus Impact’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial Information are inherently uncertain, and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of XCF or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. See “Forward-Looking Statements.”  The projected financial results reflect numerous assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions, and various other factors, all of which are difficult to predict and many of which are beyond XCF’s control.  No Offer or Solicitation  This Presentation is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.  PIONEERING THE FRONTIER OF SUSTAINABLE AVIATION FUEL  (1) XCF and Focus Impact BH3 Acquisition Company have entered into a definitive Business Combination Agreement that is expected to result in XCF becoming a publicly listed company on Nasdaq with ticker symbol “SAFX”  SAFX  1